Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information, contact at 214-981-5000:
Leldon E. Echols, Executive Vice President & Chief Financial Officer
Matthew G. Moyer, Vice President — Investor Relations

CENTEX COMPLETES ACQUISITION OF 3333 HOLDING CORP.
AND CENTEX DEVELOPMENT COMPANY, L.P.

DALLAS — Mar. 1, 2004: Centex Corporation (NYSE: CTX) announced today that it has completed the previously-announced acquisition of 3333 Holding Corporation (Holding) and Centex Development Company, L.P. (CDCLP) through mergers with Centex subsidiaries. The mergers were approved by Centex stockholders and holders of beneficial interests in Holding at a special joint meeting of stockholders held on February 25, 2004.

     This transaction terminates the tandem trading relationship of Centex’s common stock with Holding’s and CDCLP’s securities. For their interests in the securities of Holding and CDCLP, Centex Corporation stockholders of record on Feb. 29, 2004 will receive an amount equal to $0.02 per share of Centex common stock, payable on March 10, 2004.

     Through its subsidiaries, Dallas, Texas-based Centex is one of the nation’s leading single-family home builders, non-bank-affiliated retail mortgage originators and general building contractors and also has operations in home services and investment real estate.

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Forward- Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance and results of operations include the following: general economic conditions and interest rates; the cyclical and seasonal nature of the Company’s businesses; adverse weather; changes in property taxes and energy costs; changes in federal income tax laws and federal mortgage financing programs; governmental regulation; changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company’s markets and businesses; competition; availability of raw materials; and unexpected operations difficulties. Other risks and uncertainties may also affect the outcome of the Company’s actual performance and results of operations. These and other factors are described in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2003, and the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2003, September 30, 2003, and December 31, 2003, which are filed with the Securities and Exchange Commission.